UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2020

Summit Financial Group, Inc.
(Exact name of registrant as specified in its charter)

West Virginia (State or other jurisdiction of incorporation)	No. 0-16587 (Commission File Number)	55-0672148 (IRS Employer Identification No.)

300 North Main Street
Moorefield, West Virginia 26836
(Address of Principal Executive Offices)

(304) 530-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	SMMF	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

On February 6, 2020, the Compensation and Nominating Committee of the Board of Directors of Summit Financial Group, Inc. (the “Company”) (the “Committee”) approved the Eleventh Amendment to the Amended and Restated Employment Agreement of H. Charles Maddy, III, the Company’s Chief Executive Officer, to extend the term of Mr. Maddy’s Employment Agreement dated March 4, 2005, for an additional year until March 4, 2023. A copy of the Eleventh Amendment to the Amended and Restated Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On February 6, 2020, the Committee adopted the Executive Officer Management Incentive Plan for 2020. The Executive Officer Management Incentive Plan for 2020 provides executive officers of the Company with the opportunity to earn a bonus payment varying between 15 to 35 percent of the executive officer’s base salary as of January 1, 2020 multiplied by a multiplier based on the Company’s return on average tangible equity (“ROATE”) for 2020. The targeted range for the Company’s ROATE for 2020 is 11.50 to 12.49 percent. If the Company’s actual ROATE for 2020 is within this targeted range, each executive officer will receive an incentive payment varying between 15 to 35 percent of their respective annual base salary as of January 1, 2020 (the “Targeted Incentive”).

If the Company’s actual ROATE for 2020 is greater than the targeted range, executive officers will be eligible to receive an incentive that is greater than the Targeted Incentive; conversely, if the Company’s actual ROATE for 2020 is less than the targeted range, executive officers will be eligible to receive an incentive that is less than the Targeted Incentive. No incentive payments will be made if the Company’s actual ROATE is less than 9.50%.

No incentives may be made under the Executive Officer Management Incentive Plan for 2020 if at December 31, 2020 through the time of payment of the incentive in 2021, the Company or any affiliate is subject to any active or pending, formal or informal, agreement or enforcement action to which any bank regulatory authority is a party, including, but not limited to a memorandum of understanding, written agreement, or order of cease and desist.

A copy of the Executive Officer Management Incentive Plan for 2020 is included as Exhibit 10.2 and is incorporated herein by reference. The above summary is qualified in its entirety by reference to the Executive Officer Management Incentive Plan for 2020 attached as Exhibit 10.2.

On February 6, 2020, the Committee also adopted a supplemental executive retirement plan for the named executive officers of the Company in order to incent these officers to remain employed by the Company to age 65. The supplemental executive retirement plan will provide the following annual defined retirement benefit payable for the life of the named executive officer: H. Charles Maddy, III: $73,000; Robert S. Tissue: $25,000; Patrick N. Frye: $10,000; Scott C. Jennings: $25,000; and Bradford E. Ritchie: $50,000. This plan is in addition to the existing executive salary continuation agreements between the Company and the named executive officers. H. Charles Maddy, III and Scott C. Jennings are fully vested in the benefits under the existing executive salary continuation agreements. Robert S. Tissue and Patrick N. Frye will fully vest in two years and Bradford E. Ritchie will fully vest in nine years. Under the new supplemental executive retirement plan, the named executive officers will vest in the benefits upon attaining age 65.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)    The following exhibits are filed as part of this Form 8-K.

Exhibit No.	Description
10.1	Eleventh Amendment to the Amended and Restated Employment Agreement between Summit Financial Group, Inc. and H. Charles Maddy, III
10.2	Executive Officer Management Incentive Plan for 2020

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT FINANCIAL GROUP, INC.

Date: February 12, 2020	By: /s/ Julie R. Markwood
Julie R. Markwood
Senior Vice President and Chief Accounting Officer